SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2011

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4400 Post Oak Pkwy, Suite 2700, Houston, Texas		77027
(Address of principal executive offices)		(Zip code)

(713) 881-3600
(Registrant’s telephone number, including area code)

 Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 18, 2011, Adams Resources & Energy, Inc., a Delaware corporation, held its Annual Meeting of Stockholders for the purpose of electing five directors, voting on an advisory resolution on executive compensation and determining the frequency of shareholder advisory resolutions on executive compensation.  The majority of stockholders voted for the nominated directors, voted for approval of executive compensation and voted for the frequency of shareholder advisory resolutions on executive compensation to occur annually.  The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date: May 19, 2011	By:/s/ Richard B. Abshire
Richard B. Abshire
Chief Financial Officer